Exhibit 99.1

For further information, contact:

Danial J. Tierney, Executive Vice-President
Office: (503) 257-8766, Ext. 279
Fax: (503) 251-5473 / E-mail: dantierney@trm.com

TRM Added to Russell 3000® Index

Portland, Oregon: June 27, 2005 — TRM Corporation (NASDAQ: TRMM), a consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments, today announced that the company was added to the Russell 3000® Index, which was effective at the close of business June 24, 2005. The Russell 3000® Index measures the performance of the 3,000 largest U.S. companies based on total market capitalization.

Russell’s U.S. indices rank as the most widely used set of performance benchmarks for institutional investment products because of their methodology and criteria for corporate inclusion into the index. Russell indices are used by managers for indexed funds and as benchmarks for both passive and active investment strategies. Currently, more than $2.5 trillion in assets are benchmarked to Russell indices.

TRM is pleased to have been selected for the Russell index, recognizing financial performance and enterprise growth over the past several years.

The Russell indices are annually reconstituted to capture the 3,000 largest U.S. stocks as of the end of May. In 1984 the Russell 3000® Index was created to measure U.S. equity activity. To find out more about methodology and qualifications for the Russell 3000® Index, visit www.russell.com.

About TRM

TRM Corporation is a consumer services company that provides convenience ATM and photocopying services in high-traffic consumer environments. TRM’s ATM and copier customer base has grown to over 36,000 retailers throughout the United States and over 47,000 locations worldwide, including 6,000 locations across the United Kingdom and over 5,000 locations in Canada. TRM operates one of the largest multi-national ATM networks in the world, with over 22,000 locations deployed throughout the United States, Canada, Great Britain, Northern Ireland and Germany.

For more information on TRM copiers and ATM machines, or to talk with a Customer Service Representative, call 1 800 877-2679 or visit the TRM Web site at www.trm.com.

About Russell

Russell, a global leader in multi-manager investment services, provides investment products and services in more than 39 countries. Russell manages more than $135 billion in assets and advises clients worldwide representing $2.3 trillion. Founded in 1936, Russell is a subsidiary of Northwestern Mutual and is headquartered in Tacoma, Wash., with additional offices in New York, Toronto, London, Paris, Singapore, Sydney, Auckland and Tokyo. For more information, go to www.russell.com.

FORWARD LOOKING STATEMENTS

Statements made in this news release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, such as consumer demand for the Company’s services; access to capital; maintaining satisfactory relationships with the Company’s banking partners; technological change; the ability of the Company to control costs and expenses; competition and the Company’s ability to successfully implement its planned growth. Additional information on these factors, which could affect the Company’s financial results, is included in its Securities and Exchange Commission filings. Finally, there may be other factors not mentioned above or included in the Company’s SEC filings that could cause actual results to differ materially from those contained in any forward-looking statement. Undue reliance should not be placed on any forward-looking statement, which reflects management’s analysis only as of the date of the statement. The Company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.

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